SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 13, 2005 (July 6, 2005)

VSOURCE, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-30326	77-0557617
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7855 Ivanhoe Avenue, Suite 200, La Jolla, California 92037-4508 (Address of principal executive offices)

Registrant's telephone number, including area code: (858) 551-2920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

            On July 6, 2005, Vsource, Inc. (referred to as "Vsource," "we" or "us" in this Current Report on Form 8-K) filed four Certificates of Decrease with the Secretary of State of the State of Delaware. Specifically, we filed one Certificate of Decrease for each of our Series 1-A, 2-A, 3-A and 4-A Convertible Preferred Stock to (i) reduce the outstanding shares of our preferred stock under these series to only those shares of preferred stock that remain outstanding: 67,600 shares of Series 1-A Preferred Stock and 3,900 shares of Series 2-A Preferred Stock; and (ii) to return all other shares of preferred stock under these series to the status of undesignated shares of our preferred stock.

            A copy of each of the four Certificates of Decrease are attached as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report Form 8-K and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Certificate of Decrease of Shares Designated as Series 1-A Convertible Preferred Stock
4.2	Certificate of Decrease of Shares Designated as Series 2-A Convertible Preferred Stock
4.3	Certificate of Decrease of Shares Designated as Series 3-A Convertible Preferred Stock
4.4	Certificate of Decrease of Shares Designated as Series 4-A Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VSOURCE, INC.
Date: July 13, 2005	By:	/s/ Dennis M. Smith Name: Dennis M. Smith Title: Chief Executive Officer
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EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Decrease of Shares Designated as Series 1-A Convertible Preferred Stock
4.2	Certificate of Decrease of Shares Designated as Series 2-A Convertible Preferred Stock
4.3	Certificate of Decrease of Shares Designated as Series 3-A Convertible Preferred Stock
4.4	Certificate of Decrease of Shares Designated as Series 4-A Convertible Preferred Stock